Exhibit 10.10

GENERAL FINANCING AGREEMENT

GENERAL FINANCING AGREEMENT, dated as of January 24, 2013, by and between TRADESTATION GROUP, INC., a Florida corporation (the “Borrower”), and MIZUHO CORPORATE BANK, LTD. (the “Bank”).

RECITALS

A.            The Borrower may, from time to time, enter into various financing transactions with the Bank that may include, among other things, borrowing funds from the Bank and requesting the Bank to issue letters of credit or drafts for the account of the Borrower and/or to accept and discount bills, drafts or notes.

B.            The Bank is willing to consider, from time to time, transacting business with the Borrower, provided that the Borrower agrees to the terms and conditions contained herein with respect to all transactions it enters into with the Bank unless otherwise agreed in writing by the Borrower and the Bank.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.     DEFINITIONS.

The following terms used herein (including any Annex hereto) shall have the following meanings:

“Agreement” shall mean this General Financing Agreement, as amended, supplemented or otherwise modified from time to time.

“Applicable Base Rate Margin” shall mean the rate determined by the Bank and the Borrower as the “applicable base rate margin” as set forth in the applicable Credit Documents.

“Base Rate” shall mean the higher, as determined by the Bank, of (i) the rate of interest per annum established by the Bank from time to time as its “prime” or “reference” rate, and (ii) the overnight cost of funds of the Bank as determined solely by the Bank, plus ¼ of 1% per annum.

“Business Day” shall mean a day on which banks are not required or authorized to close in New York City; provided, however, that when used in connection with the calculation or determination of, or notice with respect to, the London interbank rate for any currency or the payment or prepayment of any amounts accruing interest at such rate or providing any notices in connection with any such calculation, determination, payment, or prepayment, “Business Day” shall mean any New York and London Business Day in which dealings in the applicable currency are carried on in the London interbank market.

“Credit Document(s)” shall have the meaning set forth in Section 2.1.

“Default” shall mean any condition or event that, after the giving of notice, the lapse of time, or both, or any other condition or event, would become an Event of Default.

‘‘Default Rate” shall mean at any time a rate of interest per annum equal to the sum of (A) the higher of (i) the Base Rate, and (ii) the interest rate then in effect, and (B) 2.0% per annum.

“Discount(s)” shall mean any and all obligations and liabilities of the Borrower relating to any and all notes, drafts, bills and similar instruments which are accepted and/or discounted by the Bank, including any related fees, costs and expenses.

“Discount Documents” shall have the meaning set forth in Section 2.4.

“Dollars” and the sign “$” each means the lawful money of the United States of America.

“Environmental Laws” shall mean any present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment as the same may be amended, supplemented or otherwise modified from time to time.

“Event of Default” shall mean any of the events or conditions specified in Section 6.1.

“GAAP” shall mean, with respect to Borrower, generally accepted accounting principles in the United States of America as in effect from time to time, except with respect to purchase accounting generally and with respect to stock compensation connected with Borrower’s 2011 sale to its parent company, which has been accounted for using generally accepted accounting principles in Japan (“JGAAP”).

“Governmental Authority” shall mean any court, department, commission, board, bureau, agency, public authority or instrumentality of the United States or any other country, state, county or any political subdivision thereof.

“Indemnified Party” shall have the meaning set forth in Section 7.1.

“Judgment Currency” shall have the meaning set forth in Section 7.6.

“Judgment Currency Conversion Date” shall have the meaning set forth in Section 7.6.

“Letter of Credit” or “Letters of Credit” shall have the meaning set forth in Section 2.3.

“Lien(s)” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest; or any preference, priority or other agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

“Loan(s)” shall have the meaning set forth in Section 2.2.

“Material Adverse Effect” shall mean that the fact, event, or circumstance in question (a) could reasonably be expected to have a material and adverse effect (i) on the business, performance, properties, operations, condition (financial or otherwise), results of operations or prospects of any Obligor, or (ii) on the ability of any Obligor to perform its Obligations hereunder or under any Credit Document, or (b) in any material respect draws into question the legality, validity or enforceability of any Credit Document or impairs in any material respect the ability of the Bank to exercise or enforce any right or remedy hereunder or thereunder.

“Note(s)” shall have the meaning set forth in Section 2.2.

“Obligation(s)” shall mean, collectively, (i) the obligation of each Obligor to pay, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), any and all amounts from time to time owing by it in respect of any Loan, Letter of Credit, Discount or other extension of credit made by the Bank to or for the benefit of such Obligor or any other note, bond, debenture or other obligation of such Obligor owed to the Bank hereunder or under any Credit Document, whether for principal, interest, reimbursement of drawings, cash collateral for letters of credit, premiums, indemnities, fees, expenses or otherwise and whether accruing before or after the filing of a petition initiating a bankruptcy, reorganization, liquidation or similar proceeding affecting such Obligor (notwithstanding the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code), and (ii) the obligation of any Obligor to perform or observe all of its other obligations from time to time existing hereunder or under any other Credit Document.

“Obligation Currency” shall have the meaning set forth in Section 7.6.

“Obligor” shall mean each of the Borrower and any Person guaranteeing, or pledging collateral securing, all or any part of the Obligations or otherwise providing credit support of any kind in respect of the Obligations, and their respective successors and assigns. Notwithstanding the foregoing, in no case shall any affiliate of the Bank be deemed to be an “Obligor” hereunder.

“Other Taxes” shall have the meaning set forth in Section 7.5(b).

“Permitted Liens” shall mean (a) Liens in favor of the Bank; (b) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with GAAP; (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings; (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower; (e) Liens in effect as of the date hereof and disclosed to the Bank in writing; and (f) purchase money Liens granted to secure the unpaid purchase price of any fixed assets acquired within the limitations, if any, set forth in the Credit Documents.

“Person” shall mean any individual, partnership, limited liability company, corporation (including business trust), joint stock company, trust, unincorporated association, joint venture or any other juridical entity of any type whatsoever, or any Governmental Authority.

“Property” shall mean any type of real or personal property, including without limitation, tangible, intangible or mixed.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, restriction or regulation or determination of an arbitrator or a court or other Governmental Authority (including, without limitation, any federal, state or local environmental and employee benefit laws and regulations), in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Security Agreement” shall have the meaning set forth in Section 2.7(a).

“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Taxes” shall have the meaning set forth in Section 7.5(a).

“Threshold Amount” shall mean the amount indicated as such on the signature page hereof.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and all laws, rules and regulations promulgated thereunder, as the same may be in effect from time to time.

SECTION 2.     APPLICABLE TRANSACTIONS.

2.1.          Terms of Transactions. This Agreement shall be applicable to all financing transactions between the Bank and the Borrower and to all conduct of business between or incident to the Bank and the Borrower relating to any such transactions unless otherwise specifically stated or superseded. Subject to the terms and conditions hereof, the Bank may, in its sole discretion, enter into transactions with the Borrower (including, without limitation, making one or more Loans, pursuant to committed or uncommitted lines of credit, issuing or causing to be issued any Letter of Credit and drafts for the Borrower’s account, or accepting and/or discounting bills, notes, drafts and similar instruments), in each case upon mutually agreeable terms and conditions as more particularly described in this Agreement and any other agreements, instruments and/or other documents with respect thereto to be executed by any Obligor (collectively, the “Credit Documents”). Under no circumstance shall the Bank be obligated to enter into any such transaction with the Borrower notwithstanding the fact that the Bank may have agreed to do so in the past.

2.2.          Loans.

(a)            Unless otherwise agreed, each loan, line of credit (whether committed or uncommitted) or other extension of credit made or established by the Bank to or for the benefit of the Borrower, or any commitment by the Bank to make or establish any such loan, line of credit or other extension of credit (excluding, in each case, Letters of Credit and Discounts as described below) (collectively, the “Loans”), shall be evidenced by a promissory note made by the Borrower to the order of the Bank or such other note, bond, debenture or similar instrument requested by the Bank (as the same may be amended, supplemented or otherwise modified from time to time and any promissory note or notes or other document or instrument issued in exchange, or replacement or substitution therefor, a “Note”), representing the obligation of the Borrower to pay the aggregate principal amount of such Loan from time to time outstanding and all accrued interest and related fees and other amounts, if any. Each Note executed and delivered by the Borrower shall be accompanied by (a) certified resolutions duly authorized by the board of directors (or other applicable governing body) of the Borrower and each other Obligor authorizing the execution and delivery of such Note and all related Credit Documents to which the Borrower is or will be a party, and (b) a certificate of incumbency containing the names, titles and signatures of any persons specified in such resolutions.

(b)            The Bank may, and is hereby authorized by the Borrower to, record the date and amount of each Loan made by the Bank and each repayment or prepayment of principal of such Loan on a schedule annexed to and constituting a part of the Note evidencing such Loan, or, at its option, in its books and records, which notation or books and records shall constitute conclusive evidence (in the absence of demonstrable error) of the accuracy of the information so endorsed; provided, however, that the failure by the Bank to make any such notation shall not in any manner affect the obligation of the Borrower to repay any such Obligation in accordance with the terms hereof.

2.3.          Letters of Credit. If the Borrower requests the Bank to issue any letter of credit for the account of the Borrower (each, a “Letter of Credit”), the Borrower shall submit to the Bank an application for such issuance setting forth the proposed beneficiary, maximum amount and expiry date of such Letter of Credit and any other requirement of the Borrower in respect of the form of such Letter of Credit and acknowledging that such Letter of Credit, if issued by the Bank, shall be a “Letter of Credit” as defined in this Agreement. It shall be within the Bank’s sole and absolute discretion whether or not to issue such Letter of Credit. The failure of the Bank to notify the Borrower of the Bank’s agreement to issue any such Letter of Credit shall be deemed a rejection thereof. Each Letter of Credit shall be issued in accordance with the provisions set forth in this Agreement and Annex I attached hereto or such other documentation that is satisfactory to the Bank in form and substance. In the event any Letter of Credit is issued by the Bank pursuant to the provisions of Annex I attached hereto, the Borrower shall (a) fill in the missing information in the preamble to Annex I, (b) execute Annex I, and (c) deliver an originally executed copy thereof to the Bank. Upon receipt thereof by the Bank, Annex I shall be effective and incorporated herein in full and made a part of this Agreement. The provisions of Annex I shall have no effect unless Annex I is so completed, executed and received by the Bank.

2.4.          Discounts. If the Borrower requests the Bank to accept and/or discount any bill, note, draft or similar instrument, the Borrower shall submit to the Bank such applications and other documents, instruments and agreements requested by the Bank in connection therewith (collectively, the “Discount Documents”). It shall be within the Bank’s sole and absolute discretion whether or not to accept and/or discount such bill, note, draft or instrument. The failure of the Bank to notify the Borrower of the Bank’s agreement to accept and/or discount such bill, note, draft or instrument shall be deemed a rejection thereof. The Bank shall be under no obligation to accept and/or discount any such instrument unless it agrees to do so in writing pursuant to the terms and subject to the conditions of the applicable Discount Documents.

2.5.          Interest, Fees and Repayment. The Borrower shall repay to the Bank the aggregate unpaid principal amount of ail Obligations together with interest accrued thereon (including, without limitation, interest at the Default Rate), and shall pay such fees, charges, commissions and other amounts in accordance with terms and conditions mutually agreed to by the Borrower and the Bank and as otherwise provided in the applicable Credit Documents with respect thereto. Except as otherwise expressly stated herein or in any other Credit Document, if the Borrower fails to pay any amount becoming due hereunder or under any Credit Document on the due date thereof, interest shall accrue on such amount from the due date thereof until the date such amount is paid in lull at the Default Rate. Such overdue interest shall be payable on demand. Any other provision of any Credit Document to the contrary notwithstanding, in no event shall the Bank be entitled to take, charge, collect or receive interest under any Credit Document in excess of the maximum rate of interest permitted under applicable law.

2.6.          Payments. Unless otherwise agreed in writing, the Borrower shall make each payment under any Credit Document not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America, or in such other currency as may be agreed to in writing between the Borrower and the Bank and in same-day funds to the Bank at the Bank’s address set forth on the signature page hereto or such other place as directed by the Bank, without set-off, recoupment, counterclaim, defense or deduction of any kind. Whenever any payment to be made under any Credit Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (unless such next succeeding Business Day would fall in the next calendar month, in which case such payment shall be made on the next preceding Business Day) and such extension of time shall in such case be included in the computation of interest. Unless otherwise agreed in writing, all computations of interest and fees under this Agreement or any Document shall be made by the Bank on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) occurring in the period for which such interest is payable.

2.7           Security; Guaranties; Cross Collateralization.

(a)            Security. If the Bank and the Borrower mutually agree that the Obligations shall be secured, the Borrower shall provide the Bank with collateral security in accordance with the terms and conditions set forth in Annex II attached hereto or such other security or collateral agreement in form and substance satisfactory to the Bank (such Annex II or other security or collateral agreement, the “Security Agreement”). If Annex II is to be used, the Borrower shall (i) fill in the missing information in the preamble and the signature page thereof and Schedule A thereto, (ii) execute Annex II, and (iii) deliver an originally executed copy of Annex II to the Bank. Upon receipt thereof by the Bank, Annex II shall be effective and incorporated herein in full and made a part of this Agreement. The provisions of Annex II shall have no effect unless Annex II is so completed, executed and received by the Bank.

(b)            Guarantees. If the Bank and the Borrower mutually agree that the Obligations shall be guaranteed, the Borrower shall provide the Bank with a guarantee in accordance with the terms and conditions set forth in Annex III attached hereto or such other guaranty satisfactory in form and substance to the Bank. If Annex III is to be used, the guarantor shall (i) fill in the missing information in the preamble to Annex III, (ii) execute Annex III, and (iii) deliver an originally executed copy of Annex III to the Bank. Upon receipt thereof by the Bank, Annex III shall be effective and incorporated herein in full and made a part of this Agreement. The provisions of Annex III shall have no effect unless Annex III is so completed, executed and received by the Bank.

(c)            Cross Collateralization. Any collateral (excluding any California real property) which has been or shall be furnished to the Bank by any Obligor as collateral for any Obligation shall constitute collateral that covers and secures not only such Obligation, but also any and all other Obligations which the Borrower owes, or in the future may owe, to the Bank.

(d)            Additional Security and Guarantees. Upon the determination by the Bank in its reasonable discretion that any additional collateral or additional guarantee is necessary to preserve the Bank’s rights as against any Obligation, the Borrower shall, upon demand, furnish or cause to be furnished to the Bank such additional collateral or such additional guarantee as may be required by the Bank.

2.8.          Indemnification. The Borrower hereby agrees to indemnify and hold the Bank free and harmless from any and all losses, cost, liabilities and expenses which the Bank may incur as a result of (a) a default by any Obligor in the payment when due of any Obligation, (b) the Borrower’s failure (other than due solely to a failure attributable to a default by the Bank) to make a borrowing or continuation with respect to any Loan after making a request therefor, (c) a payment or prepayment (whether optional, mandatory, upon acceleration or otherwise) of any Loan or other Obligation before the scheduled payment date therefor, or (d) any other default by the Borrower under any Credit Document or any demand for payment of any Loan or other Obligation by the Bank permitted hereunder or under any Credit Document.

2.9.          Capital Adequacy. In the event that compliance by the Bank with any present or future applicable law or governmental rule, requirement, regulation, guideline or order (whether or not having the force of law) regarding capital adequacy has the effect of reducing the rate of return on the Bank’s capital as a consequence of its commitment to make, or the making or maintaining of, any Obligation to a level below that which the Bank would have achieved but for such compliance (taking into consideration the Bank’s policies with respect to capital adequacy), then from time to time, upon demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. The Bank’s computation of such amount or amounts shall be binding on the Borrower absent demonstrable error.

2.10.        Charges; Legal Restrictions. If any present or future applicable law, rule or regulation or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Bank with any request or directive of any such authority, central bank or comparable agency, whether or not having the force of law, results in an increase of the cost to the Bank of making, renewing or maintaining any Obligation or reduces the amount of any sum receivable by the Bank under or with respect to any Obligation in the reasonable judgment of the Bank, then, upon demand by the Bank, the Borrower agrees to pay to the Bank such additional amount or amounts as would compensate the Bank for such increased cost or reduction. The Bank’s computation of such amount or amounts shall be binding on the Borrower absent demonstrable error.

2.11.        Conditions Precedent. In the event the Bank and the Borrower agree to enter into any credit transaction hereunder, the obligation of the Bank to perform under any Credit Document shall be subject to such conditions and requirements as the Bank and the Borrower shall mutually agree, including any such conditions and requirements reflected in any Credit Document and the following conditions:

(a)            Documents. The Bank shall have received such documents, instruments, agreements, certificates and legal opinions as it shall reasonably request, whether hereunder, under any other Credit Document or otherwise.

(b)            Fees and Expenses. The Bank shall have received all fees, costs and expenses that are then due and payable hereunder and under the other Credit Documents.

(c)            Legality. The extension of such credit shall not contravene any Requirement of Law applicable to the Bank or any Obligor.

(d)            Representations and Warranties. All of the representations and warranties contained in each Credit Document and in each certificate and other writing delivered to the Bank pursuant hereto or thereto shall be true and correct on and as of the date thereof as well as any subsequent closing date or any date on which any extension of credit is made by the Bank with respect thereto.

(e)            No Default or Event of Default. No Default or Event of Default or Material Adverse Effect shall have occurred and be continuing on the date of any Credit Document or any certificate or other writing delivered to the Bank pursuant hereto or thereto, as the case may be, or any subsequent closing date or any date on which any extension of credit is made by the Bank with respect thereto.

SECTION 3.     REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants to the Bank as follows on and as of the date hereof and at each time it enters into a transaction with the Bank:

3.1           Due Incorporation; Good Standing; Conduct of Business. The Borrower and each other Obligor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the legal right, power and authority to own and operate its Property and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or operation of Property or the conduct of its business require such qualification, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to so qualify as a foreign corporation or to comply with all Requirements of Law could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.2           Power; Authorization; Enforceability. The execution, delivery and performance of this Agreement and each other Credit Document to which the Borrower is a party are within the Borrower’s powers, have been duly authorized, and do not (i) conflict with the terms of any charter, bylaw or other organizational documents of the Borrower, or (ii) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of any agreement, instrument, or document to which the Borrower is a party or by which the Borrower or any of its Property is bound or affected. Each of the Credit Documents to which the Borrower is a party, when executed and delivered by the Borrower, will constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

3.3           Government Action. No consent, approval, exemption, or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of the Borrower) or any Governmental Authority, is required in connection with extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of any of the Credit Documents, except (i)as may have been obtained or made and certified copies of which have been delivered to the Bank and (ii)for regulatory filings in ordinary course of business, which, in each case, shall be in full force and effect on the date of execution of this Agreement and any other Credit Document.

3.4           No Legal Bar. No Requirement of Law, contractual obligation, or judgment, decree or order of any Governmental Authority binding on the Borrower or any other Obligor would be contravened by the execution, delivery, performance or enforcement of this Agreement or any other Credit Document.

3.5.          No Material Litigation. There are no suits, actions, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened against or affecting any of the Borrower, any other Obligor or any of their respective Subsidiaries or respective Properties, which if adversely determined could reasonably be expected to have a Material Adverse Effect.

3.6.          No Default. No event has occurred and is continuing or would result from the incurrence of any Obligation under any Credit Document which is a default under any agreement or document to which the Borrower is a party, or is, or with the passing of time or giving of notice or both would become, a breach of or default under any other document, agreement or instrument to which the Borrower or any other Obligor is a party.

3.7           Taxes. Each of the Borrower, the other Obligors (if any) and their respective Subsidiaries has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all due and payable taxes and assessments to the extent the failure to do so could reasonably be expected to have a Material Adverse Effect, and no tax liens have been filed and no claims are being asserted with respect to such taxes which are required to be reflected in the financial statements of the Borrower, any such Obligors or their respective Subsidiaries, as the case may be, and are not so reflected therein.

3.8           Financial Information: No Misrepresentation.

(a)            Unless otherwise disclosed in writing to the Bank, all financial information provided to the Bank by the Borrower has been prepared in accordance with GAAP, consistently applied, and fairly presents the financial position and results of operations of the Borrower for the periods therein indicated.

(b)            No representation or warranty contained in any Credit Document and no certificate, report or document furnished to date or to be furnished by the Borrower in connection with the transactions contemplated hereby contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained (taken as a whole) not misleading in the light of the circumstances under which made.

3.9           Seniority. Unless otherwise agreed in writing by the Bank and without limiting the provisions of any security agreement (to the extent one exists), the obligations of the Borrower under the Credit Documents rank and will rank at least pari passu in priority of payment with all unsecured and unsubordinated indebtedness of the Borrower.

3.10         Environmental Matters. None of the operations of any Obligor or their respective Subsidiaries is in violation of any Environmental Law or is subject to any investigation by any Government Authority to determine whether any remedial action is needed to address any violation of Environmental Law or the presence, disposal, release or threatened release of any hazardous material into the environment, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and, to the best of the Borrower’s knowledge, neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any release of any hazardous material into the environment or is in violation of an any Environmental Law which has had, or could reasonably be expected to have, a Material Adverse Effect.

3.11.        Foreign Asset Control Regulations, etc. Neither the making of any extension of credit to the Borrower under any Credit Document nor the Borrower’s use of proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Borrower nor any of its Subsidiaries or its affiliates (a) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person. The Borrower and its Subsidiaries and its affiliates are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the making of any extension of credit under any Credit Document will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. The Borrower shall, and shall cause each of its Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Bank in order to assist the Bank in maintaining compliance with the USA Patriot Act or similar laws, rules, regulations or orders.

SECTION 4.     AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Obligation to the Bank remains outstanding or the Bank has any commitment or obligation to the Borrower hereunder or under any other Credit Document, the Borrower shall and shall cause each of its Subsidiaries to:

4.1.          Prompt Notice. As promptly as possible, give written notice to the Bank of:

(a)            The occurrence of any Default or Event of Default, specifying the nature and period of existence thereof and the action that the Borrower is taking and proposes to take with respect thereto.

(b)            Any investigation, action, suit, proceeding before any Governmental Authority, or any litigation, legal proceeding, dispute, circumstance or other matter which has resulted or could reasonably be expected to result in a Default, an Event of Default or a Material Adverse Effect.

4.2.          Payment of Obligations. Pay all obligations, claims and liabilities, including taxes, at or before the date when due except such as may be contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has established reserves on its books which are reasonable and adequate in accordance with GAAP.

4.3.          Compliance with Legal Requirements. At all times comply with all Requirements of Law.

4.4.          Maintain Existence. Take all necessary steps to maintain and preserve its legal existence, all rights, privileges and franchises necessary to the effective conduct of its business, and its right to conduct business in all states in which the nature of its business requires qualification to do business.

4.5.          Books and Records. Maintain adequate books, accounts and records and furnish to the Bank within 120 days after the last day of each of its fiscal years, such financial statements as the Bank shall reasonably request, each prepared in accordance with GAAP consistently applied by a firm of independent certified public accountants satisfactory to the Bank. The Borrower shall also, at its own expense and with reasonable promptness, furnish such other data as may be reasonably requested by the Bank and shall at any reasonable time, and as often as the Bank deems reasonably necessary, permit the Bank by or through any of its officers, agents, employees, attorneys or accountants to inspect its Property, and to examine or audit its books, accounts and records and make copies thereof and to discuss the business, operations, properties and financial and other conditions of the Borrower or any such Subsidiary with officers and financial advisors of the Borrower or such Subsidiary, as the case may be.

4.6.          Insurance. Maintain and keep in force such insurance as is prudent and normal for the industry in which the Borrower or such Subsidiary conducts its business and is reasonably satisfactory to the Bank as to amount, nature and carrier, covering fire damage (including use and occupancy), public liability, product liability, property damage, worker’s compensation and such other insurance reasonably requested by the Bank, and deliver to the Bank upon request a schedule certified to be correct by a responsible officer of the Borrower or such Subsidiary, as the case may be, setting forth all insurance in force as of the date of such schedule.

4.7.          Maintenance of Property. Maintain and preserve all of its Properties that are used in, or are necessary to, the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply with all Requirements of Law in connection therewith.

4.8.          Further Assurances. From time to time perform any and all acts and execute any and all additional documents and instruments as may be reasonably requested by the Bank to give effect to the purposes of any of the Credit Documents.

4.9.          Additional Information. Make available and provide to the Bank such further information and documents concerning the business and affairs of the Borrower or any such Subsidiary (including, without limitation, financial statements) as the Bank may from time to time reasonably request.

SECTION 5.     NEGATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Obligation to the Bank remains outstanding or the Bank has any commitment or obligation to the Borrower under any Credit Document, it shall not, nor shall it permit any of its Subsidiaries to:

5.1.          Limitations on Fundamental Changes. Consummate any transaction of merger or consolidation, reorganize, spin-off, liquidate, dissolve or wind-up (or suffer any reorganization, liquidation, dissolution or winding up) or convey, sell, lease, license or otherwise dispose of, in one or a series of related transactions, all or substantially all of its Property, or materially alter the nature of its business.

5.2.          Accounting Changes. Make any change in its accounting treatment or financial reporting practices except as required or permitted by GAAP or JGAAP and upon prior written notice to the Bank.

SECTION 6.     EVENTS OF DEFAULT.

6.1.          Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and each Credit Document:

(a)            The Borrower shall fail to pay any principal when due under this Agreement or any other Credit Document, whether at scheduled maturity, by required prepayment, on demand, upon acceleration or otherwise; or

(b)            The Borrower or any other Obligor shall fail to pay, when due, any amount of interest, fees, expenses, indemnity payments or any other amount payable by the Borrower under any Credit Document within three (3) days of the date when any such amount is due, whether at scheduled maturity, on a specified date, by required prepayment, on demand, upon acceleration or otherwise; or

(c)            Any representation or warranty hereunder or under any other Credit Document or in any financial statement, certificate or other statement furnished or made by any Obligor to the Bank shall prove to have been false or misleading in any material respect when made or when deemed to have been made; or

(d)            Any Obligor or any of its Subsidiaries liquidates, dissolves or is adjudicated a bankrupt or insolvent or shall fail or admit in writing its inability to pay its debts generally as they come due, or makes an assignment for the benefit of creditors or applies for, or consents to the appointment of, any receiver or trustee or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors or expresses its intention in writing to do any of the foregoing; or

(e)            An involuntary petition shall be filed under any bankruptcy statute against any Obligor or any of its Subsidiaries, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) shall be appointed to take possession, custody or control of any Property of any such Person, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within thirty (30) days from the date of said filing or appointment; or

(f)            Any judgment or order for the payment of money is rendered against any Obligor (which, individually or in the aggregate with all other such judgments and orders rendered against all Obligors, equals or exceeds the Threshold Amount) and such judgment or order is not satisfied, and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is any period often (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(g)            All, or such as in the opinion of the Bank constitutes substantially all, of the Property of any Obligor shall be condemned, seized or appropriated; or

(h)            Any Obligor shall breach, or default under, any other term, condition, provision or covenant contained in this Agreement or any other Credit Document or any provision of this Agreement or any other Credit Document shall for any reason cease to be valid and binding on such Person or the validity or enforceability thereof shall be contested by any Obligor or any Obligor shall deny that it has any further liability or obligation hereunder or under any Credit Document to which it is a party; or

(i)             Any Obligor or any of its Subsidiaries shall fail to perform any of its obligations for the payment of any indebtedness (other than indebtedness described in Subsection 6.1(a)) in an aggregate amount for all Obligors and their Subsidiaries that equals or exceeds the Threshold Amount when due (whether at scheduled maturity or upon acceleration, demand or otherwise), or any Obligor or any of its Subsidiaries shall default under any agreement or instrument relating to such indebtedness or any other event shall occur and be continuing after any grace period applicable thereto if the effect of such default or event is to accelerate, or permit the acceleration of, the maturity of such indebtedness; or

(j)             The occurrence or existence of any default or event of default under any Credit Document to the extent not already included as an Event of Default hereunder; or

(k)            The Bank shall have determined in its sole discretion that one or more conditions exist or events have occurred which have had, or could reasonably be expected to have, a Material Adverse Effect.

6.2.          Remedies. Upon the occurrence of any Event of Default (a) described in Subsection 6.1(d) or 6.1(e), any and all of the obligations and commitments of the Bank under the Credit Documents shall automatically terminate and the principal amount of all Obligations payable under the Credit Documents shall automatically become immediately due and payable, without presentment, demand, protest or other requirement of any kind, all of which are hereby expressly waived by the Borrower and each other Obligor, and (b) described in any other subsection of Section 6 and during the continuance thereof, the Bank may, in its sole and absolute discretion, terminate any and all of its obligations and commitments under the Credit Documents and declare all Obligations and other amounts payable under Credit Documents to be immediately due and payable, whereupon the aggregate principal amount of all of the outstanding Obligations, together with accrued interest thereon and all such other amounts, payable hereunder and under the other Credit Documents, shall be immediately due and payable without presentment, protest, demand or other requirement of any kind, all of which are hereby expressly waived by the Borrower and each other Obligor. In addition to the foregoing, in the case of any Letters of Credit outstanding, upon the occurrence of any Event of Default, the Bank may, by written notice to the Borrower, demand payment forthwith of all amounts available to be drawn under any such Letters of Credit and all other obligations of the Borrower with respect thereto; provided, however, that upon the occurrence of any Event of Default described in Subsection 6.1(d) or 6.1(e), no such written notice or demand by the Bank to the Borrower shall be necessary and all such amounts shall automatically become immediately due and payable; provided further, however, that if any such Letter of Credit expires and is not fully drawn upon, then all such amounts applicable to such Letter of Credit as have not been paid in respect of such Letter of Credit, plus interest thereon at the rate customarily paid by the Bank for overnight deposits, shall promptly be returned to the Borrower or as otherwise directed by a court of competent jurisdiction. The foregoing remedies are in addition to any and all other remedies available to the Bank under any Credit Document, at law or in equity.

SECTION 7.     MISCELLANEOUS.

7.1.          Indemnity and Expenses. The Borrower agrees to indemnify, defend, reimburse and hold harmless the Bank and each of its affiliates, and all of the directors, officers, employees, agents, representatives and advisors of the Bank and each of its affiliates (each, an “Indemnified Party”) from and against all claims, actions, proceedings, suits, damages, losses, liabilities, costs and expenses, including the fees and out-of-pocket expenses of counsel, which may be incurred by or asserted against any Indemnified Party in connection with, or arising out of, or relating to any transaction or proposed transaction (whether or not consummated), contemplated by this Agreement or any other Credit Document; provided, however, in no event shall the Borrower be obligated to indemnify any Indemnified Party hereunder for any such claims, actions, proceedings, suits, damages, losses, liabilities, costs and expenses to the extent arising out of the gross negligence or willful misconduct of such Indemnified Party as determined by the final, non-appealable judgment of a court of competent jurisdiction.

7.2.          Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.8, 2.9, 2.10, 7.1, this Section 7.2, 7.4, 7.5, 7.6 and 7.8 shall survive the payment in full of the Obligations and the termination of this Agreement and each of the other Credit Documents.

7.3.          Assignments and Participations. The Bank may at any time, without notice to or consent from the Borrower, sell, assign, grant participations in, or otherwise transfer to any other Person (a “Participant”) all or any part of the indebtedness of the Borrower outstanding under this Agreement and/or any other Credit Document. The Bank may disclose confidential information regarding the Borrower to any assignee, Participant or prospective assignee or Participant who agrees to keep such information confidential.

7.4.          Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank or its affiliates to or for the credit or the account of the Borrower or any of its affiliates against any and all of the Obligations of the Borrower now or hereafter existing under any Credit Document, irrespective of whether or not the Bank shall have made any demand hereunder or thereunder and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or any obligations of the Borrower to the Bank under any Credit Document or otherwise. The rights of the Bank under this Section 7.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have under law, equity or otherwise.

7.5.          Taxes.

(a)            Any and all payments made by the Borrower under any Credit Document shall be made free and clear of, and without deduction for, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If and to the extent the laws of the United States or any political subdivision thereof require that Taxes on the income of the Bank be withheld from any payment of interest (i) the amount of such payment of interest shall be increased to the extent necessary to cause the Bank to receive (after the withholding of such Taxes) an amount equal to the amount it would have received had the withholding of such Taxes not been required, and (ii) the Borrower shall withhold such Taxes from such increased payment of interest and pay such Taxes to the relevant taxation authority or other authority for the account of the Bank in accordance with applicable law.

(b)            The Borrower further agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under any of the Credit Documents or from the execution, delivery or registration of, or otherwise with respect to, any of the Credit Documents (hereinafter referred to as “Other Taxes”).

(c)            The Borrower shall indemnify the Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Subsection (c)) paid by the Bank or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification for any such Taxes or Other Taxes due and payable shall be made within five (5) days after the date the Bank makes written demand therefor.

(e)            Within thirty (30) days after the date of payment of any Taxes with respect to any payment due under any Credit Document, the Borrower shall furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof.

7.6.          Judgment Currency.

(a)            The Borrower’s obligations under the Credit Documents to make payments in United States Dollars or such other currency as may be agreed to in writing by the Borrower and the Bank (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency except to the extent that such tender or recovery results in the effective receipt by the Bank of the full amount of the Obligation Currency expressed to be payable to the Bank under this Agreement and/or such other Credit Document. If, for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange as quoted by the Bank, and if the Bank does not quote a rate of exchange on such currency, the conversion shall be made at the rate of exchange as quoted by a known dealer in such currency designated by the Bank, determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)            If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, as a separate obligation and notwithstanding any judgment, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)            For purposes of determining the rate of exchange for this Subsection (c), such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

7.7.          Failure or Delay Not a Waiver; Amendment. No delay or omission by the Bank to exercise any right under any Credit Document shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under any Credit Document shall be deemed a waiver of any other breach or default. No amendment, modification or waiver of, or with respect to, any provision of any Credit Document or any document or instrument delivered in connection therewith shall be effective unless and until it shall be in writing and signed by the Bank, and then such modification or waiver shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

7.8.          Costs and Expenses. The Borrower agrees to pay on demand: (a) all costs, expenses, and attorneys’ fees and expenses incurred by the Bank or its counsel in connection with the collection or enforcement of any Credit Document in the nature of a “work out”, in any insolvency or bankruptcy proceedings or otherwise, and (b) all fees and disbursements of the Bank incurred in connection with the negotiation, preparation, production and administration of any Credit Document, or any amendment, modification, supplement, waiver or consent thereof.

7.9.          Notices. Any communications between the parties hereto or notices or requests provided herein shall be in writing and shall be effective if given by personal delivery, by mailing the same, postage prepaid, or by telecopier, to each party at its address set forth on the signature pages hereof, or to such other address as each party may in writing hereafter indicate. All such notices and communications shall be deemed received (a) if personally delivered, upon delivery, (b) if sent by first-class mail, on the third Business Day following deposit in the mails, (c) if sent by reputable overnight mail service or courier, on the succeeding Business Day following deposit with such service or carrier, or (d) if sent by telecopier, on the Business Day following the sending of such notice or communication.

7.10.        Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that the Borrower shall not assign this Agreement or any of its rights hereunder without the prior written consent of the Bank, and any such assignment without the Bank’s prior written consent shall be null and void.

7.11.        Entire Agreement. This Agreement (including any and all executed and delivered Annexes hereto) and each related Credit Document integrate all the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings, agreements, arrangements and understandings, either oral or written, with respect to the subject matter hereof.

7.12.        Conflict. In the event of a conflict between a term or provision of this Agreement and a term or provision of any other Credit Document (irrespective of the timing of the execution of this Agreement or such Credit Document), the term or provision of such Credit Document shall control.

7.13.        Governing Law; Consent to Jurisdiction.

(a)            This Agreement and the other Credit Documents and the rights and duties of the Obligors hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

(b)            The Borrower hereby irrevocably agrees that any legal action or proceedings against it with respect to this Agreement or any other Credit Document may be brought in any New York State court or the courts of the United States of America for the Southern District of New York, whether trial or appellate, as the Bank may elect, and by execution and delivery of this Agreement the Borrower hereby submits to and accepts with regard to any such action or proceeding service of process by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the Borrower at its address for notices hereinabove provided in Section 7.9 and agrees that any such action, suit or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action, suit or proceeding in any such court or that such action, suit or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. Nothing herein shall affect the right of the Bank to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(c)            To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, the Borrower hereby irrevocably waives such immunity in respect of the Obligations.

(d)            THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION RELATED TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS AND WAIVES THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY KIND OR DESCRIPTION IN ANY SUCH LITIGATION.

(e)            THE BORROWER AGREES THAT THE BANK SHALL BE ENTITLED, AND THE BORROWER HEREBY IRREVOCABLY CONSENTS, TO IMMEDIATE AND UNCONDITIONAL RELIEF FROM ANY AUTOMATIC STAY IMPOSED BY SECTION 362 OF THE UNITED STATES BANKRUPTCY CODE, OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE PROVIDED BY LAW, AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO OBJECT TO SUCH RELIEF AND SHALL NOT CONTEST ANY MOTION BY THE BANK SEEKING RELIEF FROM THE AUTOMATIC STAY, AND THE BORROWER SHALL COOPERATE WITH THE BANK IN ANY MANNER REQUESTED BY THE BANK IN ITS EFFORTS TO OBTAIN RELIEF FROM ANY SUCH STAY OR OTHER PROHIBITION.

7.14.        Severability of Provisions. The illegality or unenforceability of any provision of any Credit Document shall not in any way affect or impair the legality or enforceability of the remaining provisions of any Credit Document.

7.15.        Counterparts; Facsimile. This Agreement, any amendments hereof, supplements hereto and waivers and consents related hereto or thereto may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. Delivery of an executed signature page of this Agreement, any amendments and supplements hereto and any waivers and consents related hereto by facsimile transmission in accordance with the terms hereof or thereof shall be as effective as delivery of a manually executed counterpart thereof.

7.16.        USA Patriot Act Notification. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, ‘Federal law requires all financial institutions to obtain, verify and record information that identified each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit or other financial services product. WHAT THIS MEANS FOR THE BORROWER: When the Borrower opens an account, the Bank will ask the Borrower for certain information, including, without limitation, the Borrower’s name, tax identification number, business address and other information that will allow the Bank to identify the Borrower. The Bank may also seek to see the Borrower’s legal organizational documents or other identifying documents, among other things. The Borrower agrees to cooperate with the Bank and provide true, accurate complete information to the Bank in response to any such request.

7.17.        No Party Deemed Drafter. The Borrower and the Bank agree that no party hereto shall be deemed to be the drafter of this Agreement.

17.18.      Tax Disclosure. Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable law and regulation, including, without limitation, the securities laws, the Borrower hereby agrees that each party hereto (and each of their respective employees, representatives and agents and each of the officers, directors, employees, accountants, attorneys and other advisors of any of them) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any credit facilities and accommodations hereunder or any other Credit Document and transactions contemplated hereby and thereby and all materials of any kind (including opinions and tax analyses) that are provided to each of them relating to such tax treatment and U.S. tax structure.

[Provision to be added if there is an existing IBJ Uncommitted Line Agreement.]

7.19.        No Novation. It is expressly understood and agreed by the Borrower that this Agreement restates and is given in substitution for, and not in payment or satisfaction of, any amounts or other obligations of the Borrower due and owing or otherwise outstanding under the Uncommitted Line Agreement dated ________, as heretofore amended, supplemented or otherwise modified, between the Borrower and the Bank and is in no way intended to constitute a novation of the Borrower’s obligation to pay such amounts or perform such obligations.]

[Provision to be added if there is an existing General Security Agreement that will not be terminated]

7.20.        No Novation. It is expressly understood, agreed and represented by the Borrower that:

(a)            this Agreement is not in payment or satisfaction of any amounts or other obligations of the Borrower due and owing or otherwise outstanding under the General Security Agreement, dated ________, __, ____, between the Borrower and the Bank [add if applicable: (under its former name, The Fuji Bank, Limited)] or [(under the name of its predecessor-in-interest, The Dai-Ichi Kangyo Bank, Limited)] or [(under the name of its predecessor-in-interest, The Industrial Bank of Japan, Limited)], as heretofore amended, supplemented or otherwise modified (the “GSA”) and is in no way intended to constitute a novation of the Borrower’s obligation to pay such amounts or perform such obligations;

(b)            notwithstanding any provision of this Agreement to the contrary, the GSA shall constitute a Credit Document hereunder;

(c)            the GSA is valid, binding and enforceable against the Borrower in accordance with its terms and shall continue to be in full force and effect from and after the date hereof, without modification except as expressly set forth in this Section 7.18;

(d)            all references in the GSA to [“The Fuji Bank, Limited”][“The Dai-Ichi Kangyo Bank, Limited”][“The Industrial Bank of Japan, Limited”], the “Bank” or like terms shall be deemed to be references to the Bank and the address and contact information for the Bank thereunder shall be as set forth herein; and

(e)            in the event of any conflict between the terms of this Agreement and the GSA, the terms of this Agreement shall control; it being understood and agreed that the GSA shall not be deemed to violate or otherwise conflict with the provisions of Section 2.7 hereof.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written,

BORROWER:

TRADESTATION GROUP, INC.

By:	/s/ Salomon Sredni
Name: Salomon Sredni
Title: Chief Executive Officer

Address:

The TradeStation Building
8050 SW 10th Street, Suite 4000
Plantation, FL 33324
Attention: Chief Financial Officer & General Counsel
Telephone: (954) 652-7085
Telecopier: (954) 652-5085 and (954) 652-5021

Threshold Amount: $1,000,000.00

BANK: MIZUHO CORPORATE BANK, LTD.

By:	/s/ Akira Kinoshita
Name: Akira Kinoshita
Title: Deputy General Manager

Address:

1251 Avenue of the Americas
New York, NY 10020
Attention:	Keigo Hatashima
Telephone:	(212) 282-3329
Telecopier:	(212) 282-4492

Date: September 30, 2021

THIRD AMENDED AND RESTATED PROMISSORY NOTE

U.S.$100,000,000.00

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to the order of MIZUHO BANK, LTD. and its successors and assigns (the “Bank”), at its offices at 1271 Avenue of the Americas, New York, New York, 10020, or at such other place as may be designated in writing by the Bank to the Borrower, the principal sum of $100,000,000 United States dollars only (ONE HUNDRED MILLION UNITED STATES DOLLARS) or, if less, the aggregate unpaid principal amount of all Loans (as defined below) made by the Bank (in its sole and absolute discretion), together with interest on the unpaid principal of each Loan made by the Bank to the Borrower from and including the date such Loan is made until such principal amount is paid in full, on such date or dates and at such rate(s) as are mutually agreed at the time of each Loan.

Interest will be calculated on the exact number of days elapsed on the basis of a 360-day year. Interest on any past due amounts, whether at the due date thereof or by acceleration, shall be paid at the Default Rate but in no event in excess of the maximum legal rate of interest permitted under applicable New York law. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or a banking holiday under the laws of the State of New York, such payment shall (unless otherwise agreed at the time by the Bank) be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of interest hereunder, provided, however, that if the next succeeding business day would occur in the next calendar month,such payment shall be made on the next preceding business day. All payments of principal and interest on this Note shall be payable in immediately available funds in the applicable currency without set-off or counterclaim.

This Note evidences loans (the “Loans”) that the Bank (in its sole and absolute discretion) may make to the Borrower from time to time. The procedures relating to the requesting and making of Loans shall be as set forth below, unless the Bank provides prior written notice to the Borrower as to any modifications thereto, which modifications shall thereafter be binding.

Requests for Loans may be made telephonically only by an officer (“Authorized Officer”) of the Borrower who has been authorized in writing by another officer of the Borrower. Such requests shall specify the amount, the term and the proposed date of disbursement. The Bank will endeavor to respond promptly by telephone as to whether it is willing to offer to make the Loan and the proposed interest rate. If the Bank offers the Loan and an Authorized Officer accepts, the Borrower shall send by telecopy to the Bank a confirmation (the “Confirmation”), signed by an officer of the Borrower authorized in writing to do so (which may, unless the Borrower specifies in writing otherwise, include the Authorized Officer who requested and accepted the Loan). Such Confirmation received by the Bank shall be evidence presumptively deemed correct as to all terms, unless the Bank otherwise notifies the Borrower by telecopy within three business days of receipt. The Borrower agrees that notices sent to the telecopier number provided in writing by the Borrower to the Bank shall be deemed to have been received by the Borrower when the Bank’s telecopier indicates that the transmission was completed. Loan proceeds shall be wire transferred to an account of the Borrower at the Bank or an affiliate of the Bank (including, without limitation, Mizuho Bank (USA) or any successor thereto, by merger or otherwise (“MHBK (USA)”) or, to the extent permitted by law, such other account as designated in writing purportedly by an officer of the Borrower at least one business day in advance, and upon the depositing of such proceeds to such account such Loan shall conclusively be deemed to have been made by the Bank to the Borrower and to be an obligation evidenced by this Note, irrespective of whether or not (i) any Confirmation was sent by the Borrower, (ii) the Loan was in fact duly authorized by the Borrower, or (iii) individuals who are not authorized to borrow or authorized to draw upon or otherwise access such account sent the Confirmation or accessed the account. The Bank may conclusively rely on the borrowing resolutions of the Borrower’s Board of Directors heretofore delivered to the Bank, as such resolutions may be amended or superseded from time to time, provided that any such amending or superseding resolutions shall have been certified by the Secretary or an Assistant Secretary of the Borrower, and a copy thereof, so certified, shall have been delivered to the Bank. Furthermore the Bank may conclusively rely on any original or telecopy document which purports to be signed by any officer of the Borrower, and on any telephonic request purportedly made by an Authorized Officer, and the Bank shall be fully protected in doing so without any duty to make any further inquiry, provided the Bank believes in good faith that such document or request is genuine.

The Bank shall be entitled to and may, at its option, record all telephonic conversations with the Borrower, and in the event of any dispute regarding the terms of any Loan including a dispute at any time regarding the accuracy of any Confirmation, any such recordings and the Bank’s internal accounts and records shall be conclusive and binding on the Borrower, absent manifest error.

The obligations under this Note constitute Obligations as defined in, and are secured and guarantied as provided in, the General Financing Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “GFA”) between the undersigned and the Bank. This Note is a Credit Document as defined in the GFA. This Note is also subject to the terms and conditions of the GFA, including, without limitation, the acceleration provisions thereof. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the GFA.

The Borrower hereby represents and warrants that no proceeds of any Loan may be used to acquire or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended and as in effect from time to time, or any “Margin Stock”, as defined in Federal Reserve Board Regulation U or otherwise be used in a manner which would violate or be inconsistent with Section 7 of the Securities Exchange Act of 1934, as amended and as in effect from time to time, or any regulations issued pursuant thereto or the provisions of the regulations of the Federal Reserve Board or any Governmental Authority.

In addition to the terms of the GFA, if any one or more of the following events shall occur (a “Default”): (a) nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any fees or other obligations under this Note within three days after the same becomes due; (b) any event or condition shall occur which results in the acceleration of the maturity of any indebtedness of the Borrower or of any guarantor of this Note (collectively the“Obligor”) in an amount equal to or greater than $250,000 (or the foreign currency equivalent) or which enables (or with the giving of notice or lapse of time or both, would enable) the holder of such indebtedness or any person acting on such holder’s behalf to accelerate the maturity thereof; (c) the Obligor shall (i) announce its intention to cease its operations or liquidate or commence a voluntary case under the U.S. Federal bankruptcy laws as now or here after in effect, (ii) make a general assignment for the benefit of creditors, (iii) apply for or consent to, the appointment of a receiver, custodian, trustee, liquidator or similar official of it or any substantial part of its property, (iv) institute any proceeding seeking to take advantage of any other law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (v) take any action to authorize or effect any of the foregoing actions set forth in this clause (c); (d) without the application, approval or consent of the Obligor, a receiver, trustee, liquidator or similar official shall be appointed for the Obligor or any substantial part of its property, or a proceeding described in clause (c) shall be instituted against the Obligor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days; (e) any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the property of the Obligor; or (f) the Obligor shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $250,000 (or the foreign currency equivalent) which is not stayed on appeal or otherwise being appropriately contested in good faith;

then, if any Default described in clauses (c) or (d) occurs, this Note shall immediately become due and payable without any election or action on the part of the Bank, and if any other Default described above occurs, the Bank, by notice to the Borrower, may declare this Note to be due and payable, whereupon this Note shall become immediately due and payable.

Upon the occurrence and during the continuance of a Default, the Bank is hereby authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank or MHBK (USA) to or for the credit or the account of the Borrower against any and all of the obligations under this Note irrespective of whether or not the Bank shall have made any demand under this Note and although such obligations may be unmatured.

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The undersigned hereby waives presentment, protest, all notices (whether of dishonor or otherwise) with respect to this Note and all demands whatsoever. Failure or delay of the holder to enforce any provision of this Note shall not be deemed a waiver of any such provision, nor shall the holder be estopped from enforcing any such provision at a later time. Any waiver of any provision hereof must be in writing.

It is expressly understood and agreed by the Borrower that this Note restates and is given in substitution for, and not in payment of, the Amended and Restated Promissory Note, dated August 11, 2014, payable to the order of the Bank (the “Existing Promissory Note”) and is in no way intended to constitute a novation of the Existing Promissory Note. All loans and other amount due and owing under, or arising out of, the Existing Promissory Note shall be deemed to be due and owing hereunder and shall be subject to the terms and conditions of, and be evidenced by, this Note.

The Borrower hereby acknowledges and agrees that this Note is a “Credit Document” as contemplated by Section 2.1 of the GFA. Accordingly, the Borrower hereby certifies to the Bank that (a) all of the Borrower’s representations and warranties contained in Section 3 of the GFA are true, correct and complete as if made on and as of the date hereof, and (b) no Default or Event of Default under the GFA or the Existing Promissory Note has occurred and is continuing on the date hereof.

As required under Section 2.2(a) of the GFA, the Borrower has delivered, or herewith delivers, to the Bank (a) certified resolutions of the Borrower’s Board of Directors authorizing the issuance of this Note to the Bank, and (b) a certificate of incumbency containing the names, titles and signatures of any persons specified in such resolutions. This Note shall be governed by and construed in accordance with the laws of the State of New York.

TradeStation Group, Inc.

By:	/s/ Gregory Vance
Name: Gregory Vance
Title: CFO

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